UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                 FORM 8-K

                              Current report
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): October 27, 2005

                   PERFORMANCE TECHNOLOGIES, INCORPORATED
           (Exact name of registrant as specified in its charter)

                                 Delaware
              (State or other jurisdiction of incorporation)


             0-27460                                   16-1158413
     (Commission File Number)               (I.R.S. Employer Identification No.)


205 Indigo Creek Drive, Rochester, New York               14626
 (Address of principal executive offices)               (Zip Code)


                              (585) 256-0200
                      (Registrant's telephone number,
                            including area code)


                              (Not Applicable)
        (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b)under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On October 27, 2005, Performance Technologies, Incorporated issued a press release announcing its results of operations for the three and nine months ending September 30, 2005. A copy of the press release is being furnished as
Exhibit 99.1 to this Form 8-K.

(c) Exhibits.

(99.1) Press release issued by Performance Technologies, Incorporated on October 27, 2005.

                              SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                PERFORMANCE TECHNOLOGIES, INCORPORATED


October 31, 2005                  By:/s/   Donald L. Turrell
                                     -------------------------------
                                           Donald L. Turrell
                                           President and
                                           Chief Executive Officer


October 31, 2005                  By:/s/   Dorrance W. Lamb
                                     -------------------------------
                                           Dorrance W. Lamb
                                           Chief Financial Officer and
                                           Vice President of Finance

                                                                    Exhibit 99.1

For more information contact:
Dorrance W. Lamb
Chief Financial Officer
Performance Technologies
585-256-0200 ext. 276
http://www.pt.com
finance@pt.com
--------------

                      Performance Technologies Announces
                     Third Quarter 2005 Financial Results

      "Company reports 14% sequential revenue growth and improving margins."

ROCHESTER, NY - October 27, 2005 -- Performance Technologies, Inc. (Nasdaq NM:
PTIX), a leading developer of platforms, components, software and services for the communications, military and commercial markets, today announced its financial results for the third quarter 2005.

Revenue in the third quarter 2005 amounted to $12.3 million, compared to $10.8 million in the second quarter 2005 and $11.6 million in the corresponding quarter a year earlier. Revenue for the nine months ended September 30, 2005 amounted to $36.3 million, compared to $40.4 million during the corresponding period in 2004.

GAAP Information

Net income for the third quarter 2005 totaled $.9 million, or $.07 per diluted share based on 13.1 million shares outstanding. Net income for the third quarter 2004 totaled $1.4 million, or $.11 per diluted share, based on 13.0 million shares outstanding.

Net income for the nine months ended September 30, 2005 totaled $2.2 million, or $.17 per diluted share based on 13.1 million shares outstanding. For the nine months ended September 30, 2004, net income totaled $4.0 million, or $.30 per diluted share based on 13.4 million shares outstanding.

Non-GAAP Information

Management believes that the Company's results excluding non-recurring items ("Non-GAAP") provide another measure of its operations as non-recurring items result from facts and circumstances that vary in frequency, amounts and cause.

There were no differences between GAAP and Non-GAAP net income and diluted earnings per share for the third quarter 2005 and for the nine months ended September 30, 2005.

Non-GAAP net income for the third quarter 2004 totaled $.2 million, or $.02 per diluted share based on 13.0 million shares outstanding. This Non-GAAP net income excluded the gain realized on the sale of the Company's minority interest in Momentum Computer, Inc., which amounted to $1.2 million, or $.09 per diluted share.

Non-GAAP net income for the nine months ended September 30, 2004 totaled $3.0 million, or $.22 per diluted share based on 13.4 million shares outstanding. This Non-GAAP net income excluded in-process research and development expense associated with the acquisition of Mapletree Networks in the first quarter 2004 and the gain on sale of the minority interest in Momentum Computer, Inc.

Cash and investments amounted to $29.9 million and $25.6 million at September 30, 2005 and December 31, 2004, respectively, and the Company had no long-term debt at either date.

The following contains forward-looking statements within the meaning of the Securities Act of 1933 and Securities Exchange Act of 1934 and is subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

The Company is a leading developer of platforms, components, software and services for the embedded systems market. This marketplace is comprised of several sectors, with telecommunications being the largest. A breakdown of applications that utilize the Company's products and platforms include:
Voice-over-IP (VoIP) representing approximately 40%, wireless infrastructure representing 40%, and the balance spread across various communications, military and commercial requirements.

The Company's products are sold as individual components or can be provided as fully integrated, purpose built, packet-based platforms for the embedded communications marketplace. When sold as integrated platforms (Advanced Managed Platforms) these products offer customers distinct cost advantages, increase overall system reliability and performance, and improve time-to-market for their products. The Company's Advanced Managed Platforms, based on the PICMG 2.16 standard, are applicable to the broader embedded systems market, not just telecommunications. Since the introduction of the Advanced Managed Platform in 2003, this product line has realized more than 30 new design wins, with each expected to generate greater than $.5 million of annualized revenue when reaching production volumes. While only a small number of these design wins had reached production levels at the beginning of 2005, an increasing number of these design wins are moving to production this year.

Several new products recently introduced by the Company include an AdvancedTCA
(ATCA) Advanced Managed Platform offering, a variety of media and packet-processing slot components and a new cost-effective IP-STP signaling system, which began shipping to telecom operators this quarter. Management believes these products provide both innovative solutions to customers and high-growth prospects for future Company revenue.

The Company's wireless infrastructure business is reliant upon carrier spending to upgrade networks to next-generation equipment. During the third quarter 2005, actual shipments by the Company to the telecommunications equipment providers for domestic wireless network infrastructure were comparable to the preceding quarter.

"Sequentially, our earnings and revenue showed significant improvement in the third quarter, despite shipments for domestic wireless network infrastructure remaining relatively flat in the quarter," said Donald Turrell, president and chief executive officer. "We believe the third quarter's revenue growth reflects a material strengthening of our business and we anticipate accelerated spending for wireless network infrastructure to begin in the fourth quarter. If this expected spending occurs and the other components of our business continue their recent improvements, we expect to see positive and meaningful growth for our business as we complete the fiscal year."

In October 2004, management announced commencement of a plan to centralize its multi-location operations and to streamline the organization. By the end of the first quarter 2005, the Company had completed centralization of all sales, marketing and accounting functions into corporate operations resulting in anticipated annualized savings of $1.3 million per year. During the third quarter 2005, the transition of the remaining manufacturing functions into the Rochester manufacturing operation was completed resulting in anticipated annualized savings of $.7 million per year. During the third quarter 2005, the Company incurred a charge of $.1 million related to these restructuring efforts. A portion of the savings realized under this plan will be reinvested to stimulate future growth.

During the first quarter 2005, the Company announced that its current president and chief executive officer, Donald Turrell, will leave the Company's executive management at the end of 2005. The Succession Committee of the Board of Directors has retained an executive search firm to assist in the process of identifying qualified individuals for this position and candidates have been interviewed. Mr. Turrell will maintain active involvement throughout the transition of the Company's change in leadership and expects to remain as a board member thereafter.

Guidance

The Company's integrated platforms, components, software solutions and services are incorporated into current and next-generation embedded communications infrastructure. Traditionally, design wins have been an important metric for management to judge the Company's product acceptance in its marketplace. Design wins, if implemented, reach production volumes at varying rates, generally beginning twelve to eighteen months after the design win occurs. A variety of risks such as schedule delays, cancellations, changes in customer markets and economic conditions can adversely affect a design win before production is reached, or during deployment. During the third quarter 2005, the Company realized six design wins for its Advanced Managed Platforms, IPnexus(TM) and SEGway(TM) product families. Each is expected to generate greater than $.5 million of annualized revenue when reaching production volumes.

During weak or uncertain economic periods, the visibility for customer orders is limited which frequently causes delays in the placement of orders. These factors often result in a substantial portion of the Company's revenue being derived from orders placed within a quarter and shipped in the final month of the same quarter. Unfortunately, forward-looking visibility for customer orders continues to be very limited.

The Company provides guidance related to earnings per share expected in future quarters. Any additional information provided, such as revenue forecasts, is provided as supplementary information to the earnings per share guidance.

Management expects diluted earnings per share in the fourth quarter to be in the range of $.10 to $.13. Based upon the current business mix, the current backlog and review of sales forecasts, revenue is forecasted to be in the range of $13.0 million to $14.0 million in the fourth quarter. Gross margin is expected to be approximately 50.0% to 51.5% and the effective income tax rate for the fourth quarter is expected to be 26%.

More in-depth discussions of the Company's strategy and financial performance can be found in the Company's Annual and Quarterly Reports, on Form 10-K and Form 10-Q, as filed with the Securities and Exchange Commission.

About Performance Technologies

Performance Technologies (Nasdaq NM: PTIX) develops platforms, components and software solutions for the world's evolving communications infrastructure. Our broad customer base includes companies in the communications, military and commercial markets. Serving the industry for more than 20 years, our complete line of packet-based products enables equipment manufacturers and service providers to offer highly available and fully-managed systems with time-to-market, performance and cost advantages.

Performance Technologies is headquartered in Rochester, New York. Additional operational and engineering facilities are located in San Diego and San Luis Obispo, California; Norwood, Massachusetts and Ottawa, Canada. For more information, visit www.pt.com.

Forward Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. This press release contains forward-looking statements which reflect the Company's current views with respect to future events and financial performance, within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and is subject to the safe harbor provisions of those Sections.

These forward-looking statements are subject to certain risks and uncertainties, and the Company's actual results could differ materially from those discussed in the forward-looking statements. These risks and uncertainties include, among other factors, general business and economic conditions, rapid technological changes accompanied by frequent new product introductions, competitive pressures, dependence on key customers, the attainment of design wins, fluctuations in quarterly and annual results, the reliance on a limited number of third party suppliers, limitations of the Company's manufacturing arrangements, the protection of the Company's proprietary technology, the dependence on key personnel, potential delays associated with the purchase and implementation of an advanced planning and scheduling system, and potential impairments of investments. These statements should be read in conjunction with the audited Consolidated Financial Statements, the Notes thereto, and Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company as of December 31, 2004, as reported in its Annual Report on Form 10-K, and other documents as filed with the Securities and Exchange Commission.

                                    ###

A conference call will be held on Friday, October 28, 2005 at 10:00 a.m. eastern time to discuss the Company's financial performance for the third quarter 2005. All institutional investors can participate in the conference by dialing (877) 323-2093. The conference call will be available simultaneously for all other investors at (800) 565-0813. A digital recording of the call may be accessed one hour after the completion of the conference from October 28 through November 1, 2005. Participants should dial (888) 509-0081, or for international or local participants, dial (416) 695-5275. A live Webcast of the conference call will be available on the Performance Technologies' Web site at www.pt.com and will be archived to the site within two hours after the completion of the call.

             PERFORMANCE TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS


                                    ASSETS


                                            September 30,        December 31,
                                                2005                 2004
                                         ------------------   ------------------
                                            (unaudited)

Current assets:
  Cash and cash equivalents                  $10,599,000         $10,361,000
  Investments                                 19,325,000          15,250,000
  Accounts receivable                          9,833,000          10,185,000
  Inventories                                  6,753,000           6,573,000
  Prepaid income taxes                           260,000             771,000
  Prepaid expenses and other assets              248,000             801,000
  Deferred taxes                               3,105,000           3,088,000
                                         ------------------   ------------------
       Total current assets                   50,123,000          47,029,000

Property, equipment and improvements           2,014,000           2,186,000
Software development costs                     4,430,000           3,653,000
Investment in unconsolidated company             248,000
Goodwill                                       4,143,000           4,143,000
                                         ------------------   ------------------
       Total assets                          $60,958,000         $57,011,000
                                         ==================   ==================


                       LIABILITIES AND STOCKHOLDERS' EQUITY


Current liabilities:
  Accounts payable                           $ 1,949,000         $ 1,476,000
  Accrued expenses                             4,283,000           3,916,000
                                         ------------------   ------------------
       Total current liabilities               6,232,000           5,392,000

Deferred taxes                                 1,582,000           1,198,000
                                         ------------------   ------------------
       Total liabilities                       7,814,000           6,590,000
                                         ------------------   ------------------

Stockholders' equity:
  Preferred stock
  Common stock                                   133,000             133,000
  Additional paid-in capital                  13,636,000          13,476,000
  Retained earnings                           43,212,000          41,978,000
  Treasury stock                              (3,837,000)         (5,188,000)
  Accumulated other comprehensive income                              22,000
                                         ------------------   ------------------
       Total stockholders' equity             53,144,000          50,421,000
                                         ------------------   ------------------
       Total liabilities and stockholders'
        equity                               $60,958,000         $57,011,000
                                         ==================   ==================

          PERFORMANCE TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF INCOME
      FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004
                                (unaudited)


                                 Three Months Ended        Nine Months Ended
                                   September 30,             September 30,
                                 2005         2004         2005         2004
                              -----------  -----------  -----------  -----------

Sales                         $12,343,000  $11,560,000  $36,302,000  $40,400,000
Cost of goods sold              6,153,000    6,608,000   18,531,000   20,849,000
                              -----------  -----------  -----------  -----------
Gross profit                    6,190,000    4,952,000   17,771,000   19,551,000
                              -----------  -----------  -----------  -----------

Operating expenses:
 Selling and marketing          1,342,000    1,568,000    4,187,000    4,769,000
 Research and development       2,677,000    2,398,000    7,550,000    7,610,000
 General and administrative     1,131,000      993,000    3,658,000    3,535,000
 Restructuring charges             53,000       12,000      249,000       12,000
 In-process research and
  development                                                            218,000
                              -----------  -----------  -----------  -----------
  Total operating expenses      5,203,000    4,971,000   15,644,000   16,144,000
                              -----------  -----------  -----------  -----------
Income(loss)from operations       987,000      (19,000)   2,127,000    3,407,000

Other income, net                 333,000      182,000      958,000      471,000
                              -----------  -----------  -----------  -----------
Income before income taxes,
 equity in income of
 unconsolidated company and
 gain on sale of investment     1,320,000      163,000    3,085,000    3,878,000

Income tax provision              383,000       51,000      895,000    1,270,000
                              -----------  -----------  -----------  -----------
Income before equity in income
 of unconsolidated company and
 gain on sale of investment       937,000      112,000    2,190,000    2,608,000

Equity in income of
 unconsolidated company                         90,000                   182,000

Gain on sale of investment in
 unconsolidated company, net
 of tax                                      1,169,000                 1,169,000
                              -----------  -----------  -----------  -----------
  Net income                  $   937,000  $ 1,371,000  $ 2,190,000  $ 3,959,000
                              ===========  ===========  ===========  ===========


Basic earnings per share      $       .07  $       .11  $       .17  $       .31
                              ===========  ===========  ===========  ===========
Weighted average common shares 12,872,000   12,758,000   12,848,000   12,702,000
                              ===========  ===========  ===========  ===========
Diluted earnings per share    $       .07  $       .11  $       .17  $       .30
                              ===========  ===========  ===========  ===========
Weighted average common and
common equivalent shares       13,079,000   13,047,000   13,125,000   13,369,000
                              ===========  ===========  ===========  ===========